Exhibit 99.1

               Alliance Semiconductor Reports Financial
          Results for the First Quarter Ended June 30, 2003


    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 24, 2003--Alliance
Semiconductor Corporation (Nasdaq:ALSC) today reported financial results for the first fiscal quarter of 2004 ended June 30, 2003.

    First Quarter Highlights

    -- Increased System Solutions revenue by 32% sequentially and added 4 new customers and 4 new design wins in the quarter

    -- Introduced development platform for PMC-Sierra's RM9000(TM) family of integrated processors

    -- Released a programmable serial dual PLL EMI reduction device and design kit

    -- Introduced 7 new products in the Mixed Signal business unit and continued to penetrate the notebook market by securing design wins at major notebook suppliers

    -- Achieved design wins in the mobile applications market providing ultra-low power general purpose EMI reduction devices

    -- Successfully penetrated the audio market with design wins at OEMs, such as Bantam, and a leading MP3 chipmaker

    -- Licensed IP related to supervisory devices that the company will introduce in the second half of this calendar year

    --  Named semiconductor industry veteran David Casey, Vice
        President of Worldwide Sales

    The Company reported revenues of $5.1 million, compared to $5.1 million in the previous quarter and $4.3 million for the first quarter of fiscal 2003. The non-memory business units represented 32% of the Company's total revenue compared to 39% in the previous quarter.
    The net loss for the first quarter was $13 million, or ($0.37) per share, compared to a net loss of $25.5 million or ($0.72) per share for the previous quarter, and a net loss of $15.3 million or ($0.38) per share in the same quarter last year.
    Operating expenses for the quarter were $10.6 million, a decrease from the $12.1 million reported in the fourth quarter of fiscal 2003. Operating expenses for the fourth quarter of fiscal 2003 included a one-time charge of $1.6 million related to the acquisition of Chip Engines, Inc.
    "Our results reflect sequential growth in both our System Solutions and Memory business units, which were offset by a decline in sales for our Mixed Signal business unit," said N.D. Reddy, Alliance Chairman, President and CEO. "System Solutions continues to build momentum and has experienced a consistent increase in demand from end customers for the SP1011 in a variety of market segments. Additionally, we have seen an increase in activity and product introductions within the Mixed Signal business unit, however, these opportunities did not translate into revenue during the quarter. Overall, we anticipate that the design wins we are generating with industry leaders will result in an expansion of our revenue base in the second half of fiscal 2004."
    Mr. Reddy continued, "One of our key objectives in achieving profitability is strengthening our sales efforts, which was accomplished this quarter through the appointment of David Casey as our Vice President of Worldwide Sales. Mr. Casey joined Alliance with more than 19 years of industry experience and a proven track record of growing revenues and leading sales initiatives for world-class organizations. With his appointment, our infrastructure is firmly in place to drive our growth over the coming twelve months."

    Business Outlook

    Alliance Chairman, President and Chief Executive Officer, N.D. Reddy, and Chief Financial Officer, Ron Shelton will update the business outlook and give guidance for the second quarter of fiscal 2004 during the earnings conference call at 2:00 PT on July 24, 2003.

    First Quarter 2004 Financial Results Web cast/Conference Call

    The Alliance management team will host a live web cast and conference call to discuss the first quarter financial results beginning at 2:00 P.M. (PT) on Thursday, July 24, 2003. Investors and other interested parties may participate in the call by dialing
800-633-8489 at least fifteen minutes prior to the call and enter pass code 21153893 or listen to the live web cast by visiting the investor relations section of the Alliance website at www.alsc.com.

    Company Information:

    Alliance Semiconductor Corporation is a leading worldwide provider of memory, mixed signal and system solutions for networking, wireless, consumer and computing markets. Through these integrated business units, Alliance provides leading OEMs with synchronous and fast asynchronous SRAMs and super low-power and pseudo SRAMs, high-speed chip-to-chip interconnects based on HyperTransport technology and mixed signal products for Electromagnetic Interference (EMI) management. Alliance develops and manufactures its products through independent manufacturing foundries using advanced CMOS process technologies with line widths as narrow as 0.13-microns. Founded in 1985, Alliance is headquartered in Santa Clara, California. Additional information is available on Alliance's Web site at: http://www.alsc.com.

    Forward-Looking Statements

    Except for historical information, the above statements of this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company's products; continued significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; continued decline in value of securities that we hold and have a limited ability to sell; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; continued cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K for the fiscal year ended March 29, 2003, which has been filed with the Securities and Exchange Commission, and which is available through the Company's home page, www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.



                  ALLIANCE SEMICONDUCTOR CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                    June      March
                                                    2003      2003
                                                  --------- ---------
                     ASSETS

Current assets:

  Cash and cash equivalents                         $2,916    $8,642

  Short term investments                           166,145   148,711

  Accounts receivable, net                           1,748     2,058

  Inventory                                          4,306     2,862

  Other current assets                               3,693     5,154

                                                  --------- ---------
          Total current assets                     178,808   167,427

Property and equipment, net                          7,817     8,205


Investment in Tower Semiconductor Corporation       17,980    15,822
(excluding short term portion)

Alliance Ventures LP and other investments          39,625    38,319

Other non-current assets                            14,384    15,408

                                                  --------- ---------
          Total assets                            $258,614  $245,181
                                                  ========= =========




Current liabilities:

  Accounts payable                                  $3,635    $4,298

  Accrued liabilities                                5,437     5,053

  Income taxes payable                              19,490     4,520

  Deferred income taxes                             30,379    23,840

  Short term borrowings and current portion of
   long term obligations                            38,984    46,009

                                                  --------- ---------
           Total current liabilities                97,925    83,720

Long term liabilities:

  Long term obligations                              1,002     1,326

  Deferred income taxes                                730         0

                                                  --------- ---------
           Total liabilities                        99,657    85,046
                                                  --------- ---------

Minority interest in consolidated subsidiaries         152       915
                                                  --------- ---------

Stockholders' equity:

  Common stock                                         432       432

  Additional paid-in capital                       131,223   131,175

  Retained earnings                                 12,479    25,510

  Accumulated other comprehensive income            14,671     2,103

                                                  --------- ---------
            Total stockholders' equity             158,805   159,220
                                                  --------- ---------

                                                  $258,614  $245,181
                                                  ========= =========




                  ALLIANCE SEMICONDUCTOR CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                                     (unaudited)
                                                 Three Months Ended
                                                      June 30,
                                                ---------------------
                                                  2003        2002
                                                ---------   ---------

Net revenues                                      $5,074      $4,299

Cost of revenues                                   3,245      15,015

                                                ---------   ---------
Gross profit (loss)                                1,829     (10,716)
                                                ---------   ---------

Operating expenses:

      Research and development                     6,599       4,516

      Selling, general and administrative          3,992       4,550
                                                ---------   ---------

Total operating expenses                          10,591       9,066
                                                ---------   ---------

Income (loss) from operations                     (8,762)    (19,782)

Gain (loss) on investments                          (752)     12,058

Writedown of marketable securities and venture
 investments                                        (403)    (11,002)

Other income (expense), net                         (911)       (792)
                                                ---------   ---------

Income (loss) before income taxes and equity in
 income (loss) of investees                      (10,828)    (19,518)

Provision (benefit) for income taxes                (178)     (6,171)
                                                ---------   ---------

Income (loss) before minority interest in
 consolidated subsidiaries and equity in income
 (loss) of investees                             (10,650)    (13,347)

Minority interest in consolidated subsidiaries       478         528

Equity in income (loss) of investees              (2,859)     (2,444)
                                                ---------   ---------

Net income (loss)                               ($13,031)   ($15,263)
                                                =========   =========

Net income (loss) per share:

      Basic                                       ($0.37)     ($0.38)
                                                =========   =========

      Diluted                                     ($0.37)     ($0.38)
                                                =========   =========

Weighted average number of common shares:

      Basic                                       34,988      39,872
                                                =========   =========

      Diluted                                     34,988      39,872
                                                =========   =========



    CONTACT: Alliance Semiconductor Corporation
             Ron Shelton, 408-855-4958
             rshelton@alsc.com
              or
             Investor Contact:
             Shelton Investor Relations
             Leanne Sievers, 972-239-5119, ext.114
             lsievers@sheltongroup.com